EXHIBIT 10.2

RETENTION AGREEMENT

This Retention Agreement (this “Agreement”) is made this 20th day of August, 2023 (the “Effective Date”), by and between 22nd Century Group, Inc., a Nevada corporation (the “Company”) and R. Hugh Kinsman (the “Employee”).

WHEREAS, as a material inducement for the Employee’s continued employment with the Company, the Company desires to provide the Employee with a Retention Bonus (as defined below) and the Employee desires to accept such continued employment, in each case, pursuant to the terms and conditions of this Agreement, effective as of the Effective Date.

NOW, THEREFORE, the parties hereto, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, do hereby agree as follows:

1.Retention Bonus Award.

(a)The Employee is eligible for a lump sum cash payment equal to $370,000 (the “Retention Bonus”), less applicable withholding taxes. If the Employee remains an Employee in Good Standing (as defined below) through the date of the applicable payment, (i) $92,500 of the Retention Bonus, less applicable withholding taxes, will be paid to the Employee on August 31, 2023, (ii) $92,500 of the Retention Bonus, less applicable withholding taxes, will be paid to the Employee on October 31, 2023 and (iii) $185,000 of the Retention Bonus, less applicable withholding taxes, will be paid to the Employee on February 29, 2024. If the Employee is not an Employee in Good Standing on any of the above payment dates, the Employee shall not be eligible to receive any remaining portion of the Retention Bonus.

(b)For purposes of this Agreement, the Employee shall be considered to be an “Employee in Good Standing” on a given date if, on or before that date, the Employee’s employment with the Company has not terminated for any reason or no reason, the Employee has not tendered oral or written notice of intent to resign or retire effective as of a date on or before the given date, the Employee has not engaged in actions which constitute a material breach of this Agreement, and the Employee has not breached the terms of his Employment Agreement, dated as of June 15, 2022, by and between the Employee and the Company (the “Employment Agreement”).

2.Severability. The provisions of this Agreement are severable and the invalidity, illegality or unenforceability of any one or more provisions shall not affect the validity, legality or enforceability of any other provision. In the event that a court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable in whole or in part because of the duration or scope thereof, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

3.No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

4.Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that state. The Company and the Employee agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Employee’s employment with the Company will be brought only to the exclusive jurisdiction of the courts of the State of New York or the federal courts located in the State of New York, in each case located in Buffalo, New York, and each of the Company and the Employee hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Further, the Company and the Employee agree that, after a legal dispute is before a court as specified in this Section 4, and during the pendency of such dispute before such court, all actions, suits, or proceedings with respect to such dispute or any other dispute, including without limitation, any counterclaim, cross-claim or interpleader, will be subject to the exclusive jurisdiction of such court.

5.Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

6.Entire Agreement/Amendments. This Agreement and the Employment Agreement contain the entire understanding of the parties with respect to the subject matter hereto and supersedes any and all prior agreements, arrangements and understandings, whether written or oral, between the parties with respect thereto. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto. The Employee acknowledges and agrees that he is not relying on any representations or promises by any representative of the Company concerning the meaning of any aspect of this Agreement. This Agreement may not be altered or modified other than in a writing signed by the Employee and an authorized representative of the Company.

7.Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below in this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

If to the Employee:	To Employee’s last address set forth on the payroll records of the Company

If to the Company:	500 Seneca Street, Suite 507

Buffalo, NY 14204

Attn: General Counsel

If notice is mailed, it shall be effective upon mailing, or if notice is personally delivered or sent by telecopy or other electronic facsimile transmission, it shall be effective upon receipt.

8.Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. In the event of the Employee’s death, all amounts payable hereunder to the Employee that are then unpaid, shall be paid to the Employee’s beneficiary designated by her in writing to the Company or, in the absence of such designation, to Employee’s estate.

9.Section 409A. The intent of the parties is that payments and benefit under this Agreement comply with or be exempt from Section 409A and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith or exempt therefrom, as applicable.

10.Authority. The Employee represents that the Employee has full power and authority to enter into this Agreement, and further represents that entering into this Agreement will not result in a conflict of interest with a party to any pending litigation relating to or against the Company, with attorneys representing a party to any pending litigation relating to or against the Company, or with any governmental or administrative agency.

11.Counterparts. This Agreement may be executed in counterparts, each of which shall be an original.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

22ND CENTURY GROUP, INC.

By
Name: Nora Sullivan
Title: Chairperson of the Board

By
Name: Rick Sanders
Title: Chairman of the Compensation Committee of the Board

By
Name: Peter Ferola
Title: Chief Legal Officer

EMPLOYEE

R. Hugh Kinsman

[signature page to Retention Agreement – R. Hugh Kinsman]

FIRST AMENDMENT TO RETENTION AGREEMENT

This First Amendment to Retention Agreement (this “First Amendment”) is made this 23rd day of August, 2023 (the “Effective Date”), by and between 22nd Century Group, Inc., a Nevada corporation (the “Company”) and R. Hugh Kinsman (the “Employee”). Company and Executive are each alternatively referred to herein as a “Party” and, collectively as, the “Parties.”

WHEREAS, the Parties have entered into that certain Retention Agreement dated August 20, 2023 (the “Original Agreement”); and

WHEREAS, the Parties have agreed to amend the Original Agreement as set forth herein.

NOW, THEREFORE, the Parties hereto, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, do hereby agree as follows:

1.Amendment. The Original Agreement is hereby amended by deleting Section 1(b) in its entirety and replacing such section with the following:

“(b)For purposes of this Agreement, the Employee shall be considered to be an “Employee in Good Standing” on a given date if, on or before that date, (i) the Employee’s employment with the Company has not terminated for Cause (as defined in that certain Employment Agreement dated as of June 15, 2022, by and between the Employee and the Company (the “Employment Agreement”)), (ii) the Employee has not tendered oral or written notice of intent to resign or retire effective as of a date on or before the given date (other than for Good Reason (as defined in the Employment Agreement)), and (iii) the Employee has not engaged in actions which constitute a material breach of this Agreement.”

2.Reaffirmation of Original Agreement. Except as expressly supplemented by this First Amendment, the Original Agreement is hereby reaffirmed, ratified and confirmed and continues in full force and effect unaffected hereby.

3.Governing Law; Jurisdiction. The provisions of Section 4 of the Original Agreement shall apply mutatis mutandis to this Amendment, and the Original Agreement as modified by this First Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

4.Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment on the date first set forth above.

22ND CENTURY GROUP, INC.

By
Name: Rick Sanders
Title: Chairman of the Compensation Committee of the Board

EMPLOYEE

R. Hugh Kinsman